Exhibit 31.1
CERTIFICATION
I, James L. Duggins, hereby certify that:

1.	I have reviewed this annual report on Form 10-K/A of American Mortgage Acceptance Company; and

2.
Based on my knowledge, this annual report does not contain any untrue statement  of a  material  fact  or  omit to  state  a  material  fact necessary to make the statements  made, in light of the  circumstances under which such  statements were made, not misleading with respect to the period covered by this annual report.

Date:	July 13, 2007	By: /s/ James L. Duggins

James L. Duggins
Chief Executive Officer